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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) November 14, 2001

                             PNI TECHNOLOGIES, INC.
             (Exact name of Registrant as Specified in its Charter)

             GEORGIA                      0-27658               58-1954892
 (State or other jurisdiction of     (Commission File        (I.R.S. Employer
  incorporation or organization)          Number)         Identification Number)

                       850 Center Way, Norcross, GA 30071
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (770) 582-3500
               (Registrant's telephone number including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5.  OTHER EVENTS

         As reported in a Current Report on Form 8-K filed on June 8, 2001, PNI Technologies, Inc. (the "Company") filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Georgia (the "Bankruptcy Court"), Case No. 01-67595-JB, on June 8, 2001. The Company continues to manage its property and operate its business as a "debtor-in-possession" in accordance with the applicable provisions of the Bankruptcy Code.

         While the Company's Chapter 11 proceeding is pending, the Company is required under the Bankruptcy Code to file a monthly financial report with the Bankruptcy Court and the Office of the United States Trustee (the "Monthly Financial Reports"). The Company intends to file with the Securities and Exchange Commission (the "SEC") under the cover of a Current Report on Form 8-K, the Monthly Financial Reports filed with the Bankruptcy Court, in lieu of the Company's annual and quarterly reports on Forms 10-K and 10-Q. In addition, following the approval of any Plan of Reorganization for the Company, the Company intends to file that document and any related documents with the SEC under the cover of Form 8-K. The Company's decision to file Monthly Financial Reports in lieu of Forms 10-K and 10-Q is the result of the Company's need to take all available measures to conserve cash in order to effect a reorganization and the limited cash resources available to the Company.

         Additionally, the Company does not have approval to retain and pay accountants from the Bankruptcy Court. The Company does not have sufficient unencumbered funds with which to pay independent accountants and meet the other expenses associated with meeting the reporting requirements under the Exchange Act. All of the Company's available funds are "cash collateral" and pursuant to
Section 363 of the Bankruptcy Code may not be used without the consent of each entity with an interest in the cash collateral or court authorization after notice and a hearing. The Company does not have the requisite consents or court authorization to use available funds to retain and pay accountants. Because the Company has not engaged and cannot engage independent accountants to review its financial statements, the Company does not possess and cannot acquire without unreasonable effort or expense the information required to be reported in its Form 10-Q or Form 10-K.

         Pursuant to a continuing hardship exemption in accordance with Rule 202 of Regulation S-T, granted by the Office of EDGAR and Information Analysis of the SEC on October 1, 2001, effective immediately, the Company will no longer be submitting reports to the SEC in electronic form. Instead, all Current Reports on Form 8-K and all other materials filed with the SEC will be submitted in paper form.

         The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Financial Reports. The Monthly Financial Reports contain unaudited information and may be subject to reconciliation and adjustment. There can be no assurance that, from the perspective of an investor or potential investor in the Company's securities, the Monthly Financial Reports are complete. The Monthly Financial Reports also contain information for the periods which may be shorter or otherwise different from those required in the Company's reporting pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such information may not be indicative of the Company's financial condition or operating results for the periods that would be reflected in the Company's financial statements or in its reports pursuant to the Exchange Act.


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         The Monthly Financial Reports may contain forward-looking statements within the meaning of Section 21E of the Exchange Act. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the Company's ability to successfully reorganize, the possibility of liquidation if the Company cannot successfully reorganize and competition. For a discussion of other important factors, refer to the Company's documents and reports that are available from the SEC, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 at Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements." Forward-looking statements are all statements other than statements of historical fact, including without limitation, those that are identified by the use of the words "anticipates," "expects", "intends", "believes", and similar expressions. The Company's actual results could differ materially from such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the Monthly Financial Report in which they are made. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            PNI TECHNOLOGIES, INC.



Date: November 13, 2001                     By:   /s/ Mark B. Jones
                                                  -----------------------
                                                  Mark B. Jones
                                                  Chief Executive Officer


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